Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of June 30, 2014, is entered into by and among Revolution Lighting Technologies, Inc., a Delaware corporation (the “Company”), RVL 1 LLC, a Delaware limited liability company (the “Series F Holder”) and Aston Capital, LLC, a Delaware limited liability company (“Aston Capital”).

RECITALS

WHEREAS, the Company has filed with the Secretary of State of Delaware a Certificate of Designations, Preferences and Rights of the Series F Senior Convertible Redeemable Preferred Stock (the “Series F Certificate of Designations”);

WHEREAS, the Series F Holder holds Five Thousand (5,000) shares (the “Series F Preferred Shares”) of Series F Senior Convertible Redeemable Preferred Stock, par value $0.001 per share, of the Company (the “Series F Preferred Stock”), which represent all of the issued and outstanding shares of Series F Preferred Stock of the Company;

WHEREAS, the Series F Preferred Shares have a Corporation Redemption Price (as defined in the Series F Certificate of Designations) of $5,404,305.56;

WHEREAS, the Series F Holder has agreed to exchange all of the Series F Preferred Shares (including accrued and unpaid dividends thereon) for 5,404.31 shares (the “Series F Holder Exchange Shares”) of the Company’s newly designated Series G Senior Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”);

WHEREAS, the Company has issued a promissory note, dated February 25, 2014 (the “February 2014 Note”), in favor of Aston in the original principal amount of $3,500,000, and as of the date hereof, the accrued interest thereon is $108,739.73 (the “February 2014 Note Accrued Interest”);

WHEREAS, Aston has agreed to exchange (i) the February 2014 Note Accrued Interest for 108.74 shares (the “February 2014 Accrued Interest Exchange Shares”) of Series G Preferred Stock and (ii) $1,531,345.62 of the principal amount of the February 2014 Note (the “Designated February 2014 Note Principal Amount”) for 1,531.34 shares (together with the February 2014 Accrued Interest Exchange Shares, “February 2014 Note Exchange Shares”) of Series G Preferred Stock;

WHEREAS, the Company has issued a promissory note, dated April 17, 2014 (the “April 2014 Note”), in favor of Aston with an outstanding principal amount of $10,759,288.91 as of the date hereof (the “April 2014 Note Principal Amount”), and accrued interest thereon of $196,320.18 as of the date hereof (the “April 2014 Note Accrued Interest”, and together with the April 2014 Note Principal Amount, the “April 2014 Note Outstanding Obligations”); and

WHEREAS, Aston has agreed to exchange (i) the April 2014 Note Accrued Interest for 196.32 shares (the “April 2014 Accrued Interest Exchange Shares”) of Series G Preferred Stock and (ii) the entire April 2014 Note Principal Amount for an aggregate of 10,759.29 shares of Series G Preferred Stock (the “April 2014 Note Principal Amount Exchange Shares”, and

together with the April 2014 Accrued Interest Exchange Shares, the “April 2014 Note Exchange Shares”; the April 2014 Note Exchange Shares, the Series F Holder Exchange Shares and the February 2014 Note Exchange Shares, collectively, the “Exchange Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein, the parties hereto hereby agree as follows:

Section 1. Exchange of the Designated Series F Shares.

(a) The Series F Holder, effective as of the date hereof (the “Closing Date”) and subject to the satisfaction of the conditions set forth herein, hereby agrees to exchange the Series F Preferred Shares (including accrued and unpaid dividends thereon) for 5,404.31 shares of Series G Preferred Stock. Upon execution and delivery this Agreement: (i) the Company shall file the Certificate of Designations, Preferences and Rights of the Series G Senior Convertible Redeemable Preferred Stock, in the form attached hereto as Exhibit A (the “Series G Certificate of Designations”), with the Secretary of State of Delaware, (ii) upon confirmation that the Series G Certificate of Designations has been filed with the Secretary of State of Delaware, the Company shall issue and deliver to the Series F Holder one or more stock certificates representing all of the Series F Holder Exchange Shares, registered in the name of the Series F Holder and bearing the legend specified in Section 5(e), and (iii) the Series F Holder shall deliver stock powers duly endorsed in blank with respect to the Series F Preferred Shares (and as soon as practicable following the date of this Agreement shall deliver original stock certificates in respect of the Series F Preferred Shares).

(b) Each share of Series G Preferred Stock shall have a stated value of $1,000.00 (the “Stated Value”) and shall be convertible, subject to the conditions set forth in the Series G Certificate of Designations, into shares (the “Common Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at the Conversion Price, subject to certain restrictions on conversion set forth in the Series G Certificate of Designations. For purposes of this Agreement, “Conversion Price” means an amount equal to $2.30.

(c) The parties acknowledge that the Series F Holder Exchange Shares shall be issued to the Series F Holder in satisfaction and exchange for the Series F Preferred Shares (including accrued and unpaid dividends thereon), without the payment of any additional consideration.

Section 2. Conversion of February 2014 Designated Outstanding Note Obligations

(a) Aston, effective as of the Closing Date and subject to the satisfaction of the conditions set forth herein, hereby (i) agrees to exchange, and accept as payment in full from the Company in respect of, the February 2014 Note Accrued Interest for 108.74 shares of Series G Preferred Stock; and (ii) agrees to exchange the Designated February 2014 Note Principal Amount for 1,531.34 shares of Series G Preferred Stock. Upon confirmation that the Series G Certificate of Designations has been filed with the Secretary of State of Delaware, the Company shall (i) issue and deliver to Aston one or more stock certificates representing all of the February 2014 Note Exchange Shares, registered in the name of Aston and bearing the legend specified in

Section 5(e) hereof and (ii) issue in replacement of the February 2014 Note an amended and restated note in the principal amount of $1,968,654.38, in the form of Exhibit B hereto (the “Amended and Restated April 2014 Note”).

(b) The parties acknowledge that the February 2014 Note Exchange Shares shall be issued to Aston in satisfaction and exchange of the February 2014 Note Accrued Interest and in exchange for the retirement in full of $1,531,345.62 of principal amount of the February 2014 Note, in each case without the payment of any additional consideration.

Section 3. Conversion of April 2014 Note Outstanding Obligations.

(a) Aston, effective as of the Closing Date and subject to the satisfaction of the conditions set forth herein, hereby (i) agrees to exchange, and accept as payment in full from the Company in respect of, the April 2014 Note Accrued Interest for 196.32 shares of Series G Preferred Stock, and (ii) agrees to exchange the April 2014 Note for 10,759.29 shares of Series G Preferred Stock. Upon confirmation that the Series G Certificate of Designations has been filed with the Secretary of State of Delaware, the Company shall issue and deliver to Aston one or more stock certificates representing all of the April 2014 Note Exchange Shares, registered in the name of Aston and bearing the legend specified in Section 5(e) hereof.

(b) The parties acknowledge that the April 2014 Note Exchange Shares shall be issued to Aston in satisfaction and exchange of the April 2014 Note Outstanding Obligations, without the payment of any additional consideration.

Section 4. The Company’s Representations and Warranties. The Company hereby represents and warrants to, and covenants with the Series F Holder and Aston as follows:

(a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect. Each Subsidiary (as defined below) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is qualified to do business as a foreign entity in each jurisdiction in which such qualification is required, except where failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” means: (a) a material adverse effect on the condition (financial or otherwise), properties, assets (including intangible assets), business, operations or results of operations of the Company and the Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement. Schedule 4(a) sets forth each direct or indirect subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries).

(b) Authorized Capital Stock. As of the date hereof and prior to the consummation of the transactions contemplated hereby, the Company’s authorized capital stock consists of (i) 150,000,000 shares of Common Stock, of which 82,620,844 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of which (A) 1,000,000 have been designated Series B Convertible Preferred Stock (the “Series B Stock”),

2 shares of which are issued and outstanding, (B) 25,000 have been designated Series C Convertible Preferred Stock (the “Series C Stock”), 10,224 shares of which are issued and outstanding, (C) 13,000 have been designated Series D Convertible Preferred Stock (the “Series D Stock”), 0 shares of which are issued and outstanding, (D) 10,000 have been designated Series E Convertible Preferred Stock (the “Series E Stock”), 5,000 shares of which are issued and outstanding and (E) 10,000 have been designated Series F Preferred Stock, 5,000 shares of which are issued and outstanding. Except as set forth on Schedule 4(b), the Company has not issued any shares since May 31, 2014 other than pursuant to employee or director equity incentive plans or purchase plans approved by the Board of Directors of the Company (the “Board”) and upon the exercise or conversion of options, warrants and preferred stock outstanding on such date. The issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as set forth in Schedule 4(b) or as contemplated by this Agreement, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any agreements or commitments to issue or sell, shares of capital stock or other securities of the Company and there are no agreements or commitments obligating the Company to repurchase, redeem, or otherwise acquire capital stock or other securities of the Company. Except as set forth in Schedule 4(b) or as contemplated by this Agreement, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act of 1933, as amended (the “Securities Act”), or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, rights of first offer, buy-sell rights, co-sale rights or “drag-along” rights) of any securities of the Company. With respect to each Subsidiary, (i) the Company owns 100% of each such Subsidiary’s capital stock, (ii) all the issued and outstanding shares of each such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, (iii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of any Subsidiary’s capital stock, and (iv) there are no agreements or commitments obligating any Subsidiary to repurchase, redeem, or otherwise acquire capital stock or other securities of the Company or any such Subsidiary. The Company does not directly or indirectly own, or have a right to acquire, any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person, other than the Subsidiaries. For purposes of this Agreement, the term “Person” shall mean any individual, partnership, company, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(c) Issuance, Sale and Delivery of the Shares. When issued, delivered and paid for in accordance with the terms hereof, the Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable, shall have the rights, preferences and limitations set forth in the Series G Certificate of Designations and shall be free and clear of all liens, claims, encumbrances and restrictions, except as imposed by applicable securities laws. Upon the conversion of the Series G Preferred Stock pursuant to the terms of the Series G Certificate of Designations, the Common Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all liens, claims, encumbrances and restrictions except as imposed by applicable securities laws. No further approval or authorization of the Board will be required for the issuance and sale of the Exchange Shares to be sold by the Company pursuant to the terms hereof or for the issuance of the Common Shares upon the conversion of the Series G Preferred Stock pursuant to the terms of the Series G Certificate of Designations.

(d) Due Execution, Delivery and Performance of the Transaction Documents. The Company has full legal right, corporate power and authority to authorize, execute and deliver this Agreement, the Series G Certificate of Designations, the Registration Rights Agreement Acknowledgement and Joinder attached hereto as Exhibit C and the Amended and Restated April 2014 Note (all such agreements and documents are collectively referred to herein as the “Transaction Documents”), perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents, the performance of the Company’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company. Except as set forth in Schedule 4(d), the execution and performance of the Transaction Documents by the Company and the consummation of the transactions therein contemplated will not (i) violate any provision of the organizational documents of the Company, (ii) result in the creation of any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, restriction, adverse claim, interference or right of third party of any nature upon any material assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any material agreement, commitment, undertaking, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument of any nature to which the Company or the Subsidiary is a party or by which the Company or its properties, or the Subsidiary or the Subsidiary’s properties, may be bound or affected, or (iii) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental or quasi-governmental body applicable to the Company or the Subsidiary or any of their respective properties. No consent, approval, authorization, order, filing with, or action by or in respect of any court, regulatory body, administrative agency or other governmental or quasi-governmental body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, other than such as have been made or obtained and except for compliance with the Blue Sky laws, federal securities laws and NASDAQ rules applicable to the issuance of shares of Common Stock upon conversion of the Exchange Shares. Upon their execution and delivery, and assuming the valid execution thereof by the Series F Holder and Aston, the Transaction Documents will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) Board Approval. The Board has duly delegated the approval of the Transaction Documents and the consummation of the transactions contemplated thereby

(including the issuance of the Exchange Shares) to the Audit Committee of the Board (the “Audit Committee”). The Audit Committee has, as of the date of this Agreement, at a meeting duly called and held, duly adopted resolutions to approve the Transaction Documents and the consummation of the transactions contemplated thereby (including the issuance of the Exchange Shares).

(f) Valid Offering. Assuming the representations and warranties of the Series F Holder and Aston contained herein are true and complete, the offer, exchange, and issuance of the Exchange Shares and the issuance of the Common Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration or qualification requirements of all applicable state securities Laws. Neither the Company nor any Person acting on its behalf will knowingly take any action that would cause the loss of any such exemption.

(g) Litigation. There are no judicial, administrative, arbitral or mediation-related actions, suits, proceedings (public or private) or claims or proceedings by or before a Governmental Entity pending or, to the knowledge of the Company, threatened that are reasonably likely to prohibit or restrain the ability of the Company to enter into this Agreement or consummate the transactions contemplated hereby.

(h) Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. For purposes of this Agreement, the term “Person” shall mean any individual, partnership, company, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(i) SEC Filings; Financial Statements.

(i) Except as set forth in Schedule 4(i)(i), the Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 2010, all of which are available to the Series F Holder and Aston on the website maintained by the SEC at http://www.sec.gov (the “SEC Website”). All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein collectively as the “Company SEC Reports”. In addition, all documents filed as exhibits to the Company SEC Reports (“Exhibits”) are available on the SEC Website. All documents required to be filed as Exhibits to the Company SEC Reports have been so filed. As of their respective filing dates, the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such subsequent filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is engaged only in the business described in the Company SEC Reports and the Company SEC Reports contain a complete and accurate description in all material respects of the Company’s and the Subsidiary’s business.

(ii) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financials”) (i) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, (ii) was prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of the Company and the subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are reasonably expected to be subject to normal and recurring year-end adjustments. There has been no material change in the Company’s accounting policies except as described in the notes to the Company Financials. The balance sheet of the Company contained in the Company SEC Report for the quarter ended March 31, 2014, is hereinafter referred to as the “Company Balance Sheet.” Except as set forth on Schedule 4(i)(ii), neither the Company nor any Subsidiary has incurred any obligations or liabilities (absolute, accrued, contingent or otherwise) of any nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, operations, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, except liabilities (i) reflected on, reserved against, or disclosed in the notes to the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice.

(iii) The Company has heretofore made available to the Series F Holder and Aston complete and correct copies of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

(j) Absence of Certain Developments. Except as set forth on Schedule 4(j) or as expressly contemplated by this Agreement, since March 31, 2014 through the date hereof, (i) the Company has conducted business only in the ordinary course of its business, and (ii) there has not been any Material Adverse Effect.

(k) NASDAQ Compliance and Listing. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market. Except as set forth in Schedule 4(k), the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market. No order ceasing or suspending trading in any securities of the Company or prohibiting the issuance and/or sale of the Common Shares is in effect and no proceedings for such purpose are pending or threatened. Except as set forth in Schedule 4(k), the Company is in compliance with the continued listing requirements and standards of the NASDAQ Capital Market with respect to the Common Stock. The Company shall comply with all requirements of FINRA with respect to the issuance of the Common Shares.

(l) Consent by Series B Holders and Series C Holders. Each of the holders of Series B Stock, Series C Stock and Series E Stock have delivered to the Company the written consent in the form attached hereto as Exhibit D.

Section 5. The Series F Holder’s and Aston’s Representations and Warranties. Each of the Series F Holder and Aston, severally and not jointly, hereby represents and warrants to, and covenants with, the Company, in each case with respect to itself only, as follows:

(a) Investment Representations and Covenants. Such Person represents and warrants to, and covenants with, the Company that: (i) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities including the Exchange Shares it is receiving hereunder and the Common Shares to be issued upon conversion thereof; (ii) it is acquiring the Series F Exchange Shares and the Notes Exchange Shares, as applicable, in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Exchange Shares or the Common Shares or any arrangement or understanding with any other persons regarding the distribution of such Exchange Shares and the Common Shares within the meaning of Section 2(11) of the Securities Act; (iii) it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Exchange Shares or the Common Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. It understands that its acquisition of the Exchange Shares and the Common Shares has not been registered under the Securities Act or registered or qualified under any state securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of its investment intent as expressed herein.

(b) Authorization; Validity of Transaction Documents. Such person represents and warrants to, and covenants with, the Company that (i) it has full right, power, authority and capacity to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party, and (ii) upon the execution and delivery of the Transaction Documents to which it is a party, assuming the valid execution thereof by the Company and the other parties thereto, the Transaction Documents to which it is a party shall constitute valid and binding obligations of such Person enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflict. The execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby by such Person will not result in any violation of, be in conflict with or constitute a default under, any law, statute, regulation, ordinance, material contract or agreement, instrument, judgment, decree or order to which such Person is a party or by which it is bound, except as would not reasonably be expected to have a material adverse effect on the ability of such Person to consummate the transactions contemplated hereby.

(d) No Legal, Tax or Investment Advice. Such Person understands that nothing in the Transaction Documents, the SEC Documents or any other materials presented to such Person in connection with the exchange for the Exchange Shares and the Common Shares constitutes legal, tax or investment advice. Such Person has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its exchange for the Exchange Shares and the Common Shares. Such Person acknowledges that it has not relied on any representation or warranty from the Company or any other Person in making its investment or decision to invest in the Company, except as expressly set forth in this Agreement.

(e) Restrictive Legend. Such Person understands that, until such time as a registration statement covering the Exchange Shares and the Common Shares has been declared effective or the Exchange Shares and the Common Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares and the Common Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Exchange Shares and the Common Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

Section 6. Covenants.

(a) General.

(i) At and from time to time after the Closing, at the request of any party hereto, the other parties shall execute and deliver such additional certificates, instruments, and other documents and take such other actions as such party may reasonably request in order to carry out the purposes of this Agreement.

(ii) Each party hereto shall promptly inform the other party of any communication from any regulatory body, agency, court, tribunal or governmental or quasi-governmental entity, foreign or domestic (“Governmental Entity”) regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity in respect of the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

(b) Public Announcements. The Company, the Series F Holder and Aston will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or other public statement in respect of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law.

(c) Nasdaq Matters. The Company shall comply with all requirements of the Financial Industry Regulatory Authority (“FINRA”) with respect to the issuance of the Common Shares. The Company shall take all necessary actions, including without limitation, complying with all requirements of FINRA and providing appropriate notice to NASDAQ with respect to the Exchange Shares and the Common Shares in order to obtain the listing of the Common Shares on the NASDAQ Capital Market as soon as reasonably practicable. Following the Closing and for so long as the Company qualifies as a “Controlled Company” (as defined in the NASDAQ Listing Rules), the Company shall comply with such requirements of the NASDAQ Capital Market as shall permit the Company to rely on the “Controlled Company” exemption from the requirements of NASDAQ Listing Rules 5605(b), (d) and (e), including without limitation, complying with the disclosure requirements set forth in Instruction 1 to Item 407(a) of Regulation S-K of the Securities Act of 1933, as amended.

(d) Reservation of Common Stock. Following the Closing, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Series G Preferred Stock, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the full conversion of the Series G Preferred Stock issued pursuant to this Agreement in accordance with the terms of the Series G Certificate of Designations.

(e) Amendment to Terms of Series E Stock. Promptly following the date of this Agreement, the Company shall use reasonable best efforts to amend the definition of “Original Issue Date” contained in the Certificate of Designations, Preferences and Rights of the Series E Preferred Stock to read as follows: “Original Issue Date,” with respect to any shares of Series E Preferred Stock, shall mean the date of issuance of such shares of Series E Preferred Stock.

Section 7. Survival. The representations and warranties contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the eighteen (18) month anniversary of the Closing and any investigation or finding made by or on behalf of the Series F Holder, Aston or the Company; provided that the representations and warranties in Sections 4(a), (b), (c) and (d) shall survive indefinitely or until the latest date permitted by law. The covenants and agreements contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the

Closing indefinitely or for the shorter period explicitly specified herein or therein. Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

Section 8. Broker’s Fee. Each of the parties hereto hereby represents to the other that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

Section 9. Assignment. This Agreement and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other parties hereto. The Company shall execute such acknowledgements of such assignments and collateral assignments in such forms as the other parties may from time to time reasonably request. Any attempted assignment, delegation, or transfer in violation of this Section 9 shall be void and of no force or effect.

Section 10. Expenses. Upon the Closing, the Company shall pay the legal, accounting, financing and due diligence expenses incurred by each of the Series F Holder and Aston in connection with such transactions contemplated hereby up to a maximum of $50,000, and (b) the legal and other costs and expenses incurred by the Company in connection with the transactions contemplated hereby will be borne by the Company.

Section 11. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Revolution Lighting Technologies, Inc.

177 Broad Street

Stamford, CT 06901

Attention: President

Telecopy No.: (204) 504-1150

with copies to:

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

200 South Orange Avenue, Suite 2900

Orlando, Florida 32801

Attn.: Suzan A. Abramson, Esq.

Telecopy No.: (407) 264-8243

Telephone No.: (407) 367-5436

or to such other person at such other place as the Company shall designate in writing; and

(b)	if to the Series F Holder, to:

RVL 1 LLC

177 Broad Street

Stamford, CT 06901

Attention: Robert V. LaPenta

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Marita A. Makinen, Esq.

Telephone No.: (212) 419-5843

Telecopy No.: (973) 535-3357

(c)	if to Aston, to:

Aston Capital, LLC

c/o RVL I, LLC

177 Broad Street

Stamford, CT 06901

Attention: Robert V. LaPenta

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Marita A. Makinen, Esq.

Telephone No.: (212) 419-5843

Telecopy No.: (973) 535-3357

or at such other address as may have been furnished to the Company in writing.

Section 12. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by each of the parties hereto.

Section 13. Headings. The headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

Section 14. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The submission of a signature page transmitted by facsimile (or other electronic transmission, including pdf) shall be considered as an “original” signature page for purposes of this Agreement.

Section 16. Entire Agreement. This Agreement, the attached Exhibits and Schedules, and the other agreements, documents and instruments contemplated hereby and referenced herein contain the entire understanding of the parties, and there are no further or other agreements or understanding, written or oral, in effect between the parties relating to the subject matter hereof.

Section 17. No Strict Construction. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Exchange Agreement has been executed and delivered as of the date and year first above written by the undersigned, or a duly authorized officer or representative thereof, as the case may be.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Charles J. Schafer
Name: Charles J. Shafer
Title: President and Chief Financial Officer

RVL I LLC

By:	/s/ James DePalma
Name: James DePalma
Title: Managing Member

ASTON CAPITAL, LLC

By:	/s/ James DePalma
Name: James DePalma
Title: Vice Chairman